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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                       STEEL OF WEST VIRGINIA, INC.
          (Exact name of registrant as specified in its charter)


                Delaware                        55-0684304
     (State or other jurisdiction of   (I.R.S. Employer Identification
     incorporation or organization)              Number)

                        17th Street and 2nd Avenue
                     Huntington, West Virginia  25703
                              (304) 696-8200
           (Address of principal executive offices) (Zip code)

                          Robert L. Bunting, Jr.
                       Steel of West Virginia, Inc.
                        17th Street and 2nd Avenue
                     Huntington, West Virginia  25703
                              (304) 696-8200
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                    _________________________________

                     Copies of all communications to:
                         Stephen A. Albert, Esq.
                         Sierchio & Albert, P.C.
                           41 East 57th Street
                               Penthouse A
                         New York, New York 10022
                              (212) 446-9500
                    _________________________________
                                                    First of 12 Pages
                                  Index to Exhibits appears on Page 9


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



                            CALCULATION OF REGISTRATION FEE
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Title of securities to    Amount to be      Proposed maximum     Proposed maximum      Amount of
be registered             registered(1)     offering price       aggregate offering    Registration
                                             per share(2)         price(2)              Fee
- ----------------------------------------------------------------------------------------------------
Common
Stock,par
value $.01 per            500,000  shares      $9.50              $4,750,000            $1,638
share
- ----------------------------------------------------------------------------------------------------


     (1) The maximum number of shares as to which awards may be granted under the Steel of West Virginia, Inc. 1995 Employee Stock Option Plan (the "Employee Plan") and the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director
          Plan"   and,  together  with  the  Employee  Plan,  the "Plans").
          Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under such Plans.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) calculated on the basis of the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on May 1, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1:   Plan Information.*
- -------   ----------------

Item 2:   Registrant Information and Employee Plan Annual Information.*
- -------   -----------------------------------------------------------


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.
     ------   ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Steel of West Virginia, Inc., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

          (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1995.

          (2) The Corporation's Quarterly Report filed for the period ending March 31, 1996.

          (3) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



- --------------------

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the "Note" to Part I of Form S-8.

          (4) The description of the Corporation's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

     Item 4.  Description of Securities.
     ------   -------------------------

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.
     ------   -------------------------------------

     Stephen A. Albert, Esq., a principal of Sierchio & Albert, P.C., counsel to the Corporation, is a director of the Corporation.

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------

          The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in an action, suit or proceedings. The Corporation's Certificate of Incorporation provides that the Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify all person whom it may indemnify pursuant thereto.

          Pursuant to the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article SIXTH of the Corporation's Certificate of Incorporation provides that a director of the Corporation shall not be liable to the Corporation for breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
     ------   --------

     4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     4.2 Steel of West Virginia, Inc. 1995 Employee Stock Option Plan (incorporated by reference to Exhibit 10.23 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
          1995).

     4.3 Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
          1995).

     5    Opinion of Sierchio & Albert, P.C.*

     23.1 Consent of Ernst & Young LLP*

     23.2 Consent of Sierchio & Albert , P.C. (included in Exhibit 5)*

        24     Powers of Attorney: Included on Page II-5.

     Item 9.  Undertakings.
     ------   ------------

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


- ---------------
*Filed herewith.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     ------------------
the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, on May 2, 1996.

                                   STEEL OF WEST VIRGINIA, INC.




                                   By:  /s/ Robert L. Bunting, Jr.
                                        ----------------------------------------
                                        Name:  Robert L. Bunting, Jr.
                                        Title: President and Chief
                                               Executive Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert L. Bunting, Jr. and Timothy R. Duke, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Steel of West Virginia, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1995 Employee Stock Option Plan and 1995 Non-Employee Director Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                   Title                           Date
   ----------                   -----                           ----


 /s/ Robert L. Bunting, Jr.     President, Chief Executive      May 2, 1996
 -------------------------      Officer and Chairman of the
 Robert L. Bunting, Jr.         Board (Principal Executive
                                Officer)


 /s/ Timothy R. Duke            Vice President, Treasurer and   May 2, 1996
 -----------------------        Chief Financial Officer
 Timothy R. Duke                (Principal Financial
                                and Accounting Officer)


 /s/ Stephen A. Albert          Director                        May 2, 1996
 ------------------------
 Stephen A. Albert


 /s/ Albert W. Eastburn         Director                        May 2, 1996
 -----------------------
 Albert W. Eastburn


 /s/ Daniel N. Pickens          Director                        May 2, 1996
 ---------------------
 Daniel N. Pickens


 /s/ Paul E. Thompson           Director                        May 2, 1996
 ---------------------
 Paul E. Thompson

                          STEEL OF WEST VIRGINIA, INC.
                                INDEX TO EXHIBITS
                               FILED WITH FORM S-8



  4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

  4.2 Steel of West Virginia, Inc. 1995 Employee Stock Option Plan (incorporated by reference to Exhibit 10.23 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

  4.3 Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

  5   Opinion of Sierchio & Albert, P.C.

  23.1  Consent of Ernst & Young LLP

  23.2  Consent of Sierchio & Albert , P.C. (included in Exhibit 5)

  24  Powers of Attorney: Included on Page II-5.